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EXHIBIT 23.1

         CONSENT OF LIVINGSTON & HAYNES, P.C., INDEPENDENT ACCOUNTANTS

The Board of Directors
BPI Packaging Technologies, Inc.

    We consent to the use in this Registration Statement of BPI Packaging Technologies, Inc. on Forms S-1 for registration of 3,850,697 shares of its common stock of our report dated March 22, 1999, which appears in such Registration Statement, and to the reference to us under the caption "Experts" in such Registration Statement.

                                          /s/ LIVINGSTON & HAYNES, P.C.

Livingston & Haynes, P.C.
Wellesley, MA
October 15, 1999